UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2024

CG Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

(949) 409-3700

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Bonuses

On February 15, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of CG Oncology, Inc. (the “Company”) approved the 2023 bonus awards for the Company’s named executive officers. The named executive officers’ other compensation for 2023 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus, dated January 24, 2024 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-276350). As of the date of the Prospectus, bonuses for fiscal year 2023 could not be determined and, therefore, were omitted from the Summary Compensation Table in the Prospectus. In accordance with Item 5.02(f), below is a revised Summary Compensation Table, which includes the bonuses to the named executive officers and revised total compensation figures for 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Arthur Kuan	2023	449,000	—		3,293,022	189,000	(4)	2,974	3,933,996
Chairman and Chief Executive Officer	2022	394,000	—		694,269	140,000	(2)	1,130	1,229,399
Ambaw Bellete	2023	322,000	189,500	(5)	1,967,465	179,740	(4)	369,970	3,028,675
President and Chief Operating Officer(6)
Vijay Kasturi	2023	152,000	56,000	(5)	2,144,844	87,448	(4)	4,240	2,444,532
Chief Medical Officer(6)

(1)

The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options awarded to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification (ASC) Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in our financial statements included elsewhere in the Prospectus. The amounts reported in this column reflect the accounting cost for the stock options and do not reflect the actual economic value that will be realized by the individual upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such awards. See the subsection “—Narrative to Summary Compensation Table—Equity-Based Incentive Awards” in the Prospectus.

(2)	Amount reflects a performance bonus earned by Mr. Kuan in 2022, which was paid in early 2023.
(3)

Amounts reflect $9,919 and $2,217 in 401(k) matching contributions for Mr. Bellete and Dr. Kasturi, respectively, $760, $317 and $253 in company-paid premiums for long-term disability insurance for Mr. Kuan, Mr. Bellete and Dr. Kasturi, respectively, $666, $278 and $222 in company-paid premiums for life insurance for Mr. Kuan, Mr. Bellete and Dr. Kasturi, respectively, and $1,548 related to a company-paid holiday-related gift for each of Mr. Kuan, Mr. Bellete and Dr. Kasturi. Amount for Mr. Bellete also reflects $357,908 for his services as a consultant to the company during 2023 prior to his commencement of employment.

(4)	Amounts reflect performance bonuses earned by each executive in 2023, which will be paid in the first quarter of 2024.
(5)	Amounts reflect one-time sign-on bonuses paid to Mr. Bellete and Dr. Kasturi in connection with their commencement of employment with the company in July 2023 and August 2023, respectively.
(6)	The annual base salaries for Mr. Bellete and Dr. Kasturi were each prorated for the portion of the year employed in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: February 16, 2024	By:	/s/ Arthur Kuan
Name: Arthur Kuan
Title: Chairman and Chief Executive Officer